Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Achieves Key Production Milestone with

Drummed Uranium Concentrates at Irigaray Plant

Casper, Wyoming, February 19, 2025 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce a major operational milestone with the successful processing, drying and drumming of uranium concentrates at the Company’s Irigaray Central Processing Plant (“CPP”) in Wyoming. This follows the initial uranium production from UEC’s Christensen Ranch In-Situ Recovery (“ISR”) operations.

The uranium concentrates produced at the Irigaray CPP will be transported to the ConverDyn Conversion Facility in Metropolis, Illinois.

Amir Adnani, President and CEO, commented:

"We are six months into our phased ramp-up of operations and are excited to reach another milestone on schedule with the dried and drummed uranium concentrates. This marks the culmination of many years of planning and hard work from our entire team and is a testament to their expertise and dedication. UEC’s fully permitted ISR assets provide a cost-efficient foundation for sustainable growth, positioning UEC as a key player in the expanding nuclear energy sector."

Mr. Adnani continued:

"As a debt-free and unhedged uranium producer, UEC has the financial strength and flexibility to advance production in alignment with market conditions. This allows us to scale efficiently and responsibly to meet the increasing demand for domestically sourced uranium. With energy security continuing as a national priority and the White House’s newly established National Energy Dominance Council recognizing uranium as an ‘amazing national asset,’ this milestone represents a meaningful step in fortifying America’s nuclear fuel supply chain. We expect the constrained availability of U.S. origin uranium to drive premium pricing, creating a significant competitive advantage for UEC as the largest and fastest-growing uranium company in the country."

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three hub and spoke platforms in South Texas and Wyoming with a combined licensed production capacity of 12.1 million pounds U3O8 per year. These production platforms are anchored by licensed Central Processing Plants (“CPPs”) and served by multiple U.S. ISR uranium projects. In August 2024, ISR operations began at the Christensen Ranch project in Wyoming, sending uranium loaded resin to the Irigaray CPP in Wyoming. The Company has diversified uranium holdings including: (1) a conventional pipeline of high-grade Canadian projects anchored by the worldclass Roughrider project; (2) one of the largest physical uranium portfolios of U.S. warehoused U3O8; and (3) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector. The Company's operations are managed by professionals with decades of hands-on nuclear fuel industry experience including the key facets of uranium exploration, development, mining and production.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.